CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 of Form S-1 of our report dated June 20, 2012 relating to the April 30, 2012 and 2011 consolidated financial statements of NC Solar, Inc. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 28, 2012

1500 Gateway Boulevard, Suite 202 i Boynton Beach, FL 33426

Telephone: (561) 752-1721 i Fax: (561) 734-8562

www.cpawebb.com